BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Highway, Suite 350, Hauppage, New York 11788	T 631 293-5000 F 631 234-4272

Thomas G. Kober, CPA	Charles W. Blanchfield, CPA (Retired)
Alfred M. Rizzo, CPA	Bruce A. Meyer, CPA (Retired)
Joseph Mortimer, CPA

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in the registration statement on Form 1A of Cannagistics, Inc. of our report dated January 15, 2020, relating to the financial statements of Cannagistics, Inc. which report expresses an unqualified opinion on the financial statements for the year ended July 31, 2019 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in note 3 to the financial statements appearing in the annual report on form 10-K of Cannagistics, Inc. for the year ended July 31, 2019. The report also includes a disclaimer of an opinion on the correction of an error described in note 13 to the July 31, 2020 financial statements.

BMKR, LLP

BMKR, LLP

Hauppauge, NY

November 30, 2020

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board